Exhibit 10.1

Massachusetts Mutual Life Insurance Company

c/o Cornerstone Real Estate Advisers

One Financial Plaza, Suite 1700

Hartford, Connecticut 06103

March 24, 2003

Authoriszor Inc.

c/o WRDCLogsys, First Floor

Ebor Court, Westgate, Leeds

LS1 4ND United Kingdom

Ladies and Gentlemen:

Reference is made to that certain Office Lease Agreement, dated as of April 18, 2000, by and between Massachusetts Mutual Life Insurance Company (“Mass Mutual”) and Authoriszor Inc. (the “Tenant”), together with Rider 1 to Office Lease dated April 28, 2000 (collectively, the “Lease”).  Mass Mutual and the Tenant have had previous discussions regarding the obligations owed by the Tenant to Mass Mutual pursuant to the Lease and the settlement thereof.  This letter agreement is being delivered to evidence the agreement made between Mass Mutual and the Tenant regarding such obligations.

In order to avoid the time, trouble and extraordinary expenses of litigation, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mass Mutual and the Tenant hereby agree as follows:

1.             Termination of Lease; Delivery.  Notwithstanding any terms, condition, or provision of the Lease to the contrary, the term of the Lease, including without limitation any options or commitments to renew or extend such term, shall expire at 5:00 p.m. Connecticut time on March 24, 2003 (the “Termination Date”), with the same force and effect as if the Termination Date were the date initially set forth in the Lease as the expiration date thereof.  On the Termination Date, the Tenant shall vacate and deliver to Landlord exclusive possession of the premises covered by the Lease (the “Premises”) in a broom clean condition and otherwise in full accordance with all applicable provisions of the Lease, except that the Tenant shall not be required to remove the furniture remaining in the Premises on such date, and such furniture shall thereupon become the property of MassMutual.   MassMutual acknowledges and agrees that (i) it has inspected the Premises, (ii) the Premises are currently in good condition and repair, and in accordance with all applicable provisions of the Lease,

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and (iii) Tenant will not be required to remove any alterations or improvements previously made by Tenant to the Premises.

2.             Tenant’s Payment.  As a material condition and inducement to Mass Mutual’s agreement to enter into this letter agreement, and in consideration for the release set forth in paragraph 3 hereof, the Tenant hereby agrees to pay to Mass Mutual the sum of $475,000 (the “Debt”) in full and final settlement of all of the Tenant’s obligations owed to Mass Mutual pursuant to the Lease, including those which would have been payable under the Lease absent this letter agreement from the Termination Date through the date initially set forth in the Lease as the expiration date thereof.  The Tenant shall pay the Debt in immediately available funds within 100 days from the date first written above.  The Tenant hereby also agrees, as security for the payment of the Debt as contemplated in the foregoing sentence, to pledge to Mass Mutual 2,767,112 Ordinary Shares of WRDCLogsys Limited (the “Shares”) held by it pursuant to that certain Pledge Agreement, a copy of which is attached as Exhibit A hereto (the “Pledge Agreement”), and to provide to Mass Mutual, prior to the Termination Date, written consents executed and delivered by each of the other holders of shares in WRDCLogsys Limited (the “Shareholders”) whereby the Shareholders (a) consent to the pledge of the Shares to Mass Mutual and to the transfer of the Shares to Mass Mutual in the event that the Tenant shall fail to pay the Debt to Mass Mutual within 100 days of the date first written above and Mass Mutual exercises its remedies under the Pledge Agreement, and (b) waive any right of first refusal and/or right of first offer which the Shareholders may have with respect to the Shares.  In the event that the Tenant shall fail to pay the Debt to Mass Mutual within 100 days of the date first written above, Mass Mutual hereby agrees and understands that, subject to paragraphs 5, 6 and 7 hereof, its sole and exclusive remedies against the Tenant are the remedies set forth in the Pledge Agreement.  Notwithstanding anything to the contrary contained herein and in the Pledge Agreement, but subject in any event to paragraphs 5, 6 and 7 hereof, this letter agreement shall survive and remain in effect should the Tenant fail to pay the Debt to Mass Mutual in immediately available funds as provided herein.

3.             Release.   Each of the Tenant and Mass Mutual agree, on the terms and conditions herein set forth, to comprise, resolve and settle, release and extinguish all existing and inchoate claims, actions, demands, and/or causes of action, whether now known or unknown, that each has, might have, or might claim to have against the other, of whatever kind or nature.

4.             Authority; No Conflict.  The Tenant hereby represents and warrants to Mass Mutual that (i) the execution, delivery and performance of this letter agreement has been duly authorized by all necessary corporate action on the part of the Tenant, (ii) no consent or approval of any third party or parties is required in order for the Tenant to execute, deliver and perform this letter agreement, other than any consent or approval which the Tenant has obtained as of the date hereof, (iii) there are no outstanding contracts, agreements, orders or judgments binding upon the Tenant that would or could be violated by the execution, delivery of performance of this letter agreement by the Tenant, (iv) nothing as been done or suffered to be done, whereby the Lease, the estate created thereby or the Premises have been encumbered,

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and the Tenant owns the entire interest of the Tenant in the Lease, and (v) the Tenant has not assigned the Lease or any interest therein or sublet the Premises or any portion thereof, which assignment or sublease will continue to be effective beyond the Termination Date.

5.             No Insolvency.  The Tenant hereby represents and warrants that neither this letter agreement nor the performance by the Tenant of its obligations hereunder will render the Tenant insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.  The Tenant acknowledges that the remaining obligations that would have been owed to Mass Mutual under the Lease substantially exceed the Debt, that that this letter agreement is therefore of substantial financial benefit to the Tenant.  Notwithstanding any provision of this letter agreement to the contrary, to the extent and during the period that any payment described herein, or the termination of the leasehold estate created by the Lease, is set aside or voided by any court for any reason, including but not limited to such payment, conveyance or termination having been determined to be a fraudulent conveyance or a voidable preference, under either state or federal law, or such payment or termination is undone and any property or interest transferred hereunder must be returned to or for the benefit of the Tenant or an estate in bankruptcy (whether or not for the benefit of the Tenant), the Lease termination effected hereby and release of the Tenant herein set forth shall, at Mass Mutual’s option, be null and void ab initio, and Mass Mutual shall have any and all rights against the Tenant or its successors or assigns as may be available under the Lease or under applicable law, as if this letter agreement had never been entered into.  In the case of the bankruptcy of the Tenant, Mass Mutual shall be entitled to file a proof of claim against the estate to recover any amounts due in respect of this Agreement.  In addition, Mass Mutual shall be entitled to recover from the Tenant the costs (including without limitation reasonable attorneys’ fees) incurred by Mass Mutual in defending or otherwise participating in any insolvency, bankruptcy or other proceeding brought by or against the Tenant wherein the validity or enforceability of this letter agreement is challenged.

6.             Financial Statements of the Tenant.  The Tenant hereby represents and warrants that the unaudited financial statements of the Tenant attached as Exhibit B hereto are true and correct in all material respects as of the December 31, 2002, and that the assets and liabilities of the Tenant have not materially changed since such date.  The Tenant acknowledges that such representation constitutes a material inducement upon which Mass Mutual is relying in entering into this letter agreement and the release contemplated hereby, and that, in the event such financial statements have materially understated the Tenant’s assets or have materially overstated the Tenant’s liabilities as of the date hereof, the Lease termination effected hereby and release of the Tenant herein set forth shall, at Mass Mutual’s option, be null and void ab initio, and Mass Mutual shall have any and all rights against the Tenant or its successors or assigns as may be available under the Lease or under applicable law, as if this letter agreement had never been entered into.

7.             Settlement Agreements with Other Creditors.  The Tenant hereby represents and warrants that, simultaneously with the execution and delivery of this letter agreement, it is

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entering into agreements with each of its creditors on terms and conditions substantially similar to the terms of this letter agreement, that the due date of the “Debt” in each of such agreements is the same as the due date of the Debt under this letter agreement, and that the schedule attached as Exhibit C hereto accurately describes the creditor, the amount of the “Debt” and the number of shares of WRDCLogsys Limited pledged to secure the “Debt” under each such agreement. The Tenant acknowledges that such representation constitutes a material inducement upon which Mass Mutual is relying in entering into this letter agreement and the release contemplated hereby, and that, in the event such representation proves to be incorrect in any material respect, the Lease termination effected hereby and release of the Tenant herein set forth shall, at Mass Mutual’s option, be null and void ab initio, and Mass Mutual shall have any and all rights against the Tenant or its successors or assigns as may be available under the Lease or under applicable law, as if this letter agreement had never been entered into.

8.             No Assignment of Claims.  Neither Mass Mutual nor the Tenant have assigned or otherwise transferred to any other person or entity any interest in any account, claim, demand, action and/or cause of action they have, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein.

9.             Waiver of Jury Trial.  Mass Mutual and the Tenant have agreed to the matters contained herein of their own choice and free will and with their own judgment after advice of counsel.  Mass Mutual and the Tenant mutually hereby knowingly, voluntarily, intentionally and irrevocably waive the right to a trial by jury in any court and in any suit, action or proceeding or any matter arising in connection with or in any way related to the transactions contemplated by this letter agreement and the Pledge Agreement or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, and agree that neither party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

10.           Integration.  This letter agreement constitutes the entire, integrated agreement between the parties regarding the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations and negotiations, whether written or oral.

11.           Governing Law.  This letter agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

12.           Counterparts.  This letter agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.           Amendment.  This letter agreement may not be amended or modified except in writing executed by both parties hereto.

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If the foregoing correctly sets forth the understanding and agreement of Mass Mutual and the Tenant, please indicate your acceptance hereof in the space provided below for that purpose, whereupon this letter agreement shall constitute a valid and binding agreement between Mass Mutual and the Tenant.  Upon execution hereof, this letter agreement shall be binding upon and inure to the benefit of the Tenant and Mass Mutual and their respective heirs, legal representatives, successors and assigns.

Very truly yours,

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:
Name:
Title:

The foregoing letter agreement is hereby confirmed and accepted as of the date first above written.

Authoriszor Inc.

By:
Name:
Title:

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Exhibit A to Letter Agreement

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of the 24th day of March, 2003, by and between Authoriszor Inc., a Delaware corporation (“Pledgor”), and Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (“Secured Party”).

RECITALS:

A.            Pledgor and Secured Party have executed that certain Letter Agreement, dated March 24, 2003 (the “Letter”);

B.            Pledgor is the owner of certain Collateral (as defined below) and expects to receive substantial direct and indirect benefits from the agreement set forth in the Letter; and

C.            As security for the payment and performance of all of Pledgor’s obligations pursuant to the Letter, Pledgor has agreed to grant Secured Party a Security Interest (as defined below) in the Collateral.

AGREEMENTS:

In consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Secured Party and Pledgor do hereby agree as follows:

1.             Definitions.  The following terms shall have the meanings indicated below and shall be construed to have the broadest possible meanings permitted under the Code:

“Code” means the Uniform Commercial Code as enacted by the State of Connecticut, as it shall be amended from time to time.

“Collateral” means 2,767,112 Ordinary Shares of WRDCLogsys Limited, a private company registered in England (“WRDCLogsys”), owned by Pledgor, and the certificates and/or other instruments or writings representing such shares (such shares, certificates and other writings being hereinafter collectively called the “Pledged Shares”), together with all money and other property, at any time and from time to time received or receivable by or distributed or distributable to Pledgor from WRDCLogsys in exchange or substitution for or otherwise in respect of any or all of the Pledged Shares (whether in the ordinary course of WRDCLogsys’s business or representing or resulting from cash or stock dividends, stock splits or reclassifications, the recapitalization, reorganization, merger, consolidation, disposition of assets, liquidation or dissolution of WRDCLogsys or any other action or cause); and all proceeds and products thereof, in any form and wherever located.

“Event of Default” means any of the following events:

(a)  Pledgor shall fail to pay the Debt (as defined in the Letter) to Secured Party by the date required under Paragraph 2 of the Letter;

(b)  any written statement, representation or warranty made by Pledgor in this Agreement or the Letter, or which is contained in any certificate, document, financial or other written statement furnished at any time under or in connection with this Agreement or the Letter shall prove to have been incorrect in any material respect on or as of the date made;

(c)  Pledgor shall fail to observe any term, covenant or agreement on its part to be performed or observed in this Agreement and such failure shall continue unremedied for thirty (30) consecutive days;

(d)  Pledgor (i) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iii) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of sixty (60) days or more, or (iv) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture, or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

(e)  one or more judgments, decrees or orders for the payment of money in excess of $10,000 in the aggregate shall have been rendered against Pledgor and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

“Security Interest” means the security interest (as that term is defined by the Code) granted by this Agreement.

2.             Grant of Security Interest.  (a)  Pledgor hereby pledges, assigns, delivers and transfers to Secured Party, and grants to Secured Party a continuing and unconditional Security

Interest in, the Collateral, to secure the prompt, timely and complete payment when due of all obligations and liabilities of Pledgor to Secured Party now existing or hereafter arising under the Letter and the full, complete and timely performance of any and all existing or future obligations of Pledgor under the Letter and this Agreement.  All such present and future obligations under the Letter and this Agreement are referred to herein as the “Secured Obligations.”

(b)           Prior to the execution and delivery hereof by Secured Party, Pledgor shall have delivered to Secured Party, and Secured Party by such execution and delivery shall acknowledge its prior receipt of, the certificate(s) and/or other instruments and documents evidencing all of the Pledged Shares and all other items of the Collateral then owned by Pledgor.  Pledgor agrees that it shall immediately deliver to Secured Party any and all of the Pledged Shares and other Collateral (including any and all certificates and/or other instruments or documents representing each item thereof) which it acquires in any way at any time after such execution and delivery.  Upon delivery to the Secured Party, each item of the Collateral shall be accompanied by, as appropriate, (i) accompanied by stock powers in substantially the form of Annex 1 attached hereto and made a part hereof (the “Powers”), duly executed in blank and undated, and/or (ii) such other instruments or documents as Secured Party shall reasonably request.

3.             Representations and Warranties.  Pledgor represents and warrants as follows:

(a)           Pledgor has good title to all of the Collateral and is the sole legal record and beneficial owner of the Collateral, free and clear of all security interests, except for the security interest created by this Agreement;

(b)           Pledgor is a corporation duly formed and validly existing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform this Agreement and to pledge, assign, deliver, transfer and grant a security interest in the Collateral;

(c)           The execution, delivery and performance by Pledgor of this Agreement, and the grant to the Secured Party of a security interest in the Collateral, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon Pledgor; (iv) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Pledgor is a party or by which it or its properties may be bound; or (v) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Pledgor, except for the security interest created by this Agreement;

(d)           This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies;

(e)           Each of the Pledged Shares is, or will be when acquired by Pledgor and pledged hereunder, duly and validly issued and fully paid and non-assessable, and there are no restrictions on the transfer of any thereof other than such restrictions as appear on the certificates or other instruments or writings representing them, or as are referred to in the provisions of the Articles of Association of WRDCLogsys (formerly know as Authoriszor Holdings Limited) (as amended, modified and supplemented from time to time, the “Articles”) and the provisions of that certain Investment Agreement, dated as of July 18, 2002, by and among Pledgor and the parties named therein (as amended, modified and supplemented from time to time, the “Investment Agreement”);

(f)            The pledge of the Collateral pursuant to this Agreement creates a valid and first priority security interest in the Collateral, in favor of Secured Party, securing the payment and performance of the Secured Obligations, subject to the restrictions on the transfer of the Pledged Shares set forth in the Articles and Investment Agreement, and no action other than the delivery of each item of the Collateral to, and its continued possession by, Secured Party or any of its agents or nominees is necessary to maintain a perfected, first-priority security interest in such item in favor of Secured Party;

(g)           Except as disclosed on Schedule 3(g), there are no actions, suits or proceedings or investigations pending or, as far as Pledgor can reasonably foresee, threatened against or affecting Pledgor, or any property of Pledgor, before any court, governmental agency or arbitrator, which if determined adversely to Pledgor would in any one case or in the aggregate have a material adverse effect on Pledgor’s business, assets, liabilities, financial condition, results of operations or prospects of Pledgor, or upon Pledgor’s ability to perform in all material respects its obligations under this Agreement (a “Material Adverse Effect”);

(h)           Pledgor has filed all federal and state tax returns and all other material local tax returns required to be filed, has paid all due and payable taxes, assessments and governmental charges and levies, including interest and penalties, imposed upon it or upon its properties, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable, except with respect to franchise taxes payable to the State of Delaware for the year ended December 31, 2002 and for the first quarter of the year ended December 31, 2003 and with respect to taxes which are being contested in good faith by Pledgor and for which Pledgor has established and maintains adequate reserves for payment.  To the best knowledge of Pledgor, there is no tax assessment contemplated or proposed by any governmental agency against Pledgor that would have a Material Adverse Effect;

(i)            Schedule 3(i) correctly sets forth all of the material assets owned by Pledgor as of the date of this Agreement.  All of the outstanding shares of stock of WRDCLogsys listed on Schedule 3(i) are owned of record and beneficially by Pledgor and there are no outstanding options, warrants or other rights to purchase capital stock of WRDCLogsys or any other entity; and all such shares of stock of WRDCLogsys so owned are duly authorized, validly issued, fully paid, non-assessable.  WRDCLogsys is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on WRDCLogsys’ business, assets, liabilities, financial condition, or the results of operations or prospects of WRDCLogsys;

(j)            Schedule 3(j) is a complete and correct list of all indebtedness in respect of which Pledgor is in any manner directly or contingently obligated as of the date of this Agreement, and all liens given or agreed to be given as security therefor are therein set forth and correctly described or indicated in such Schedule.

4.             Covenants of Pledgor.  So long as this Agreement has not been terminated as provided hereafter, Pledgor agrees that it will at its expense:

4.1           Title.  Will defend both its own rights and interests and the Secured Party’s rights and security interest in and to the Collateral against the claims and demands of all other persons and will execute and deliver to Secured Party such further conveyances, agreements, assignments, instruments and other writings, and take such further action, as Secured Party may request in order to obtain the full benefit of this Agreement, the Collateral, and the rights, powers and remedies granted to Secured Party hereunder;

4.2           No Encumbrances.  Will keep the Collateral free of all security interests, except the Security Interest;

4.3           No Sale, Etc.  Will not assign, deliver, sell, transfer, exchange or otherwise temporarily or permanently dispose of (including dispositions by operation of law) any portion of the Collateral, or any interest therein without the prior written consent of Secured Party, or offer or contract to do so, provided, however, that no consent shall be required if the Collateral is sold, assigned or otherwise disposed of and the proceeds received from such sale, assignment or other method of disposal are applied to pay the Secured Obligations in full;

4.4           Financing Statements.  Will execute and deliver to Secured Party such stock powers, financing statements, certificates and other documents and instruments, pay all costs, including costs of filing financing statements and other documents in any public offices requested by Secured Party, and take such other action as Secured Party may deem reasonably necessary and advisable to perfect the Security Interest created by this Agreement;

4.5           Taxes.  Will pay all taxes (including documentary stamp taxes and intangible taxes), assessments and other charges of every nature which may be levied or assessed against the Collateral, or imposed upon Pledgor or Secured Party by reason of this Agreement; and

4.6           Cooperation.  Will take other action reasonably requested by Secured Party to carry out the terms of this Agreement, to preserve the Collateral, and to preserve and perfect the Security Interest of Secured Party.

4.7           Delivery of Financial Statements of WRDCLogsys.      Will deliver copies of the quarterly financial statements of WRDCLogsys to Secured Party within thirty (30) days after such financial statements become available.

5.             Default.  If an Event of Default shall occur and be continuing, the Secured Party may take all of the actions or remedies specified in Section 6 hereof (“Remedies”) or elsewhere herein.

6.             Remedies.

6.1           If an Event of Default shall have occurred and be continuing, the Secured Party shall have, as its sole and exclusive remedy, the right to realize upon the Collateral in accordance with the provisions of the Code.  Pledgor agrees that any notice by Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Pledgor if the notice is delivered to Pledgor by a reputable overnight courier, at least ten (10) days before the action to be taken.

6.2           Pledgor agrees that in any sale of any Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be reasonably advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers of securities, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral, or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official), and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

6.3           At any such private or public sale, Secured Party shall be entitled to bid for and/or purchase the Collateral then being sold and may pay the price thereof by credit against the Secured Obligations then outstanding.  Any purchaser of any item(s) of the Collateral (including Secured Party) shall take such item(s) free from any right or claim of Pledgor, and Pledgor hereby waives, to the extent permitted by the Code and other applicable law, all rights of redemption and/or to any stay, exemption or appraisal which Pledgor now has or may hereafter acquire.

6.4           In case of any sale by Secured Party of any item(s) of the Collateral on credit or for future delivery, such item(s) may be retained by Secured Party until the selling price is paid by the purchaser(s) thereof, but Secured Party shall incur no liability in case of failure of the purchaser to take up and pay for such item(s).  In case of any such failure, such item(s) may be sold again upon notice, to the extent required by law, as provided in Section 6.1 hereof.

7.             Voting of Pledged Shares.  Subject to the provisions of the Articles and the Investment Agreement, Pledgor hereby irrevocably constitutes and appoints Secured Party in connection with all securities that comprise the Collateral, whether or not the securities have been transferred into the name of Secured Party or its nominee, as Pledgor’s proxy (and such proxy shall be deemed to be coupled with an interest) with full power, solely upon the occurrence and during the continuance of an Event of Default and the exercise of Secured Party’s rights under this Section 7, to:

(a)           attend all meetings of security holders of WRDCLogsys that the Collateral entitles them to attend that are held after the date of this Agreement and to vote the securities at those meetings in such manner as Secured Party shall in its sole discretion deem appropriate;

(b)           to consent in the sole discretion of Secured Party to any action by or concerning WRDCLogsys for which the consent of the security holders of WRDCLogsys is or may be necessary or appropriate; and

(c)           without limitation to do all things that Pledgor could do as a security holder of WRDCLogsys, giving to Secured Party full power of substitution and revocation provided, however, that Pledgor may thereafter continue to exercise any and all such voting and consensual rights and powers until such time as Secured Party shall notify Pledgor in writing that Secured Party intends to assume and exercise the same.

The proxy contained in this paragraph shall terminate when this Agreement terminates as provided in Section 10.13 hereof.  Pledgor hereby agrees not to give or permit to exist any other proxies in derogation of this proxy so long as this Agreement is in force.

8.             Transfer Securities of Record.  Pledgor authorizes and appoints Secured Party, effective upon occurrence of an Event of Default, as Pledgor’s attorney-in-fact to transfer all or any part of the securities that comprise any part of the Collateral into Secured Party’s name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner of the securities.

9.             Distributions In Respect of Collateral.

9.1           Pledgor assigns to, and authorizes Secured Party to receive, any interest, principal, dividends, distributions, or other income or payments of whatever nature (whether in cash or in kind) now or hereafter made in respect of the Collateral, including those made in connection with the dissolution, liquidation, sale of assets, merger, consolidation, or other reorganization of WRDCLogsys, or any stock dividend, stock split, recapitalization, reclassification or otherwise (collectively, “Distributions”), to surrender such Collateral or any part thereof in exchange therefor, and to hold any such Distribution as part of the Collateral.

9.2           Pledgor will not demand or receive any income or Distribution with respect to the Collateral and if Pledgor receives any such Distributions, Pledgor will hold such Distributions in trust and deliver them promptly in the form received to Secured Party to hold as Collateral.  After the occurrence and during the continuance of an Event of Default, Secured Party may apply any net cash Distributions to payment of any of the Secured Obligations in such order as Secured Party may elect, but Secured Party shall account for and pay over to Pledgor any Distributions remaining after full payment of such Secured Obligations.

10.           Miscellaneous Provisions.

10.1         Perfection.  Pledgor authorizes Secured Party at Pledgor’s expense to file any financing statements relating to the Collateral (without Pledgor’s signature thereon) that Secured Party deems reasonably appropriate, and Pledgor appoints Secured Party as Pledgor’s attorney-in-fact to execute any such financing statements in Pledgor’s name and to perfect and to continue perfection of the Security Interest.

10.2         Right to Perform Obligations.  Upon Pledgor’s failure to perform any of its duties hereunder and after ten (10) days written notice of such failure from Secured Party, Secured Party may, but it shall not be obligated to, perform any of such duties and Pledgor shall forthwith upon demand reimburse Secured Party for any expenses incurred by Secured Party in so doing; provided that no prior notice shall be required if in Secured Party’s reasonable judgment such delay would materially jeopardize or impair the value of the Collateral (Secured Party shall provide written notice as soon as practical following the taking of such action).

10.3         No Waiver.  No delay or omission by Secured Party in exercising any right hereunder shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of the right or the exercise of any other right or remedy.  All rights and remedies of Secured Party under this Agreement and under the Code shall be deemed cumulative and except as otherwise provided by law may be exercised concurrently or in any order of succession.

10.4         Reasonable Care of Collateral. Secured Party shall be deemed to have used reasonable care in the custody and preservation of the Collateral in its possession to the extent it accords such Collateral treatment which is substantially equal to that which Secured Party accords its own property of like kind; provided, however, that Secured Party shall have no obligation, regardless of whether it takes any such action with respect to its own property, (i) to ascertain or take action with respect to calls, tenders, conversions, exchanges, maturities or other matters involving or affecting any item(s) of such Collateral (whether or not Secured Party has actual or constructive knowledge of any such matters), unless reasonably requested by Pledgor to do so, or (ii) to take action to preserve rights against prior or other parties.

10.5         Enforcement.  If an Event of Default shall occur, Secured Party may demand, collect and sue for all amounts owed pursuant to the Collateral or for proceeds of any Collateral (either in Pledgor’s name or Secured Party’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.  After the occurrence of an Event of Default, Pledgor appoints Secured Party as such Pledgor’s attorney-in-fact to endorse such Pledgor’s name on all checks, commercial paper and other documents or instruments pertaining to Collateral or proceeds.

10.6         Other Rights.  Pledgor acknowledges that its obligations hereunder are absolute and unconditional and authorizes Secured Party without affecting Pledgor’s obligations hereunder from time to time to take the following actions, whether or not increasing the risk of loss to Pledgor:

(a)           to take from any party and hold collateral (other than the Collateral) for the payment of the Secured Obligations or any party thereof, and to exchange, enforce or release such collateral or any guaranty of payment of the Secured Obligations or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any Security Interest in any collateral as security for the payment of the Secured Obligations or any party thereof or any party in any way obligated to pay the Secured Obligations or any part thereof; and

(b)           upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Secured Obligations or any party thereof as Secured Party in its sole discretion may determine, consistent with the provisions of Section 6.

10.7         Pledgor’s Waivers.  Pledgor agrees that Secured Party’s security interest in the Collateral shall be absolute and unconditional regardless of the existence or occurrence of, and expressly waives any defense or discharge which might otherwise arise from, any of the following:

(i)         any lack of validity or enforceability of this Agreement, the Letter or any other agreement or instrument relating hereto or thereto or otherwise relating to the Secured Obligations;

(ii)        any change in the time, manner or place of payment of, or in any other terms of, any or all of the Secured Obligations, or any other amendment or waiver of, or any consent to departure from, this Agreement or the Letter or any other agreement, instrument or other writing now or hereafter existing between Pledgor and Secured Party and relating to the Secured Obligations;

(iii)      any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of, or consent to departure from any guaranty, for any or all of the Secured Obligations;

(iv)       Secured Party’s resort, during the continuation of an Event of Default, to any or all of the Collateral for payment of all or part of the Secured Obligations prior to proceeding against any other collateral or any other party primarily or secondarily liable for payment thereof; or

(v)           to the extent permitted by law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or this Agreement.

10.8         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

10.9         Benefit.  The terms “Secured Party” and “Pledgor” as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties, and this Agreement shall benefit and bind such parties.

10.10       Amendment.  This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by Pledgor and by an authorized officer of Secured Party.

10.11       Governing Law; Venue.  This Agreement shall be governed by and construed under the Uniform Commercial Code and any other applicable laws of the State of Connecticut in effect from time to time.  ANY ACTION RELATED TO AND/OR BASED UPON THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURT OF PROPER JURISDICTION IN CONNECTICUT.

10.12       Waiver of Trial by Jury.  PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT, AND PLEDGOR AND SECURED PARTY MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE LETTER OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR SECURED PARTY TO ENTER INTO THE LETTER AND THIS AGREEMENT.

10.13       Term.  This Agreement shall remain in force until the earlier of: (a) the payment in full of the Secured Obligations by Pledgor to Secured Party or (b) Secured Party’s realization upon the Collateral.  Upon termination of the Agreement due to Pledgor’s payment in full of the Secured Obligations, Secured Party shall thereupon reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor or such person(s) as Pledgor shall designate, against due execution and delivery by Pledgor or such person(s) of a receipt therefor satisfactory to Secured Party in form and substance, such items of the Collateral (if any) as are then held by Secured Party or its representatives, together with appropriate instruments of reassignment and release.  Any such reassignment shall be without recourse to or warranty by Secured Party or any such representative and at the expense of Pledgor.

10.14       Notices.  Notice required or permitted to be given hereunder shall be given to the parties at the addresses set forth on the signature pages of this document or at such other address as may be designated in writing from time to time by one party to the other.  Any such notices or communications shall be deemed to be received upon the earlier of actual receipt at the address provided or, if mailed, fifteen (15) business days after mailing by first class mail.

10.15       Powers.  All powers, rights, proxies and privileges granted to Secured Party herein are coupled with an interest and are irrevocable.

10.16       Limitation on Secured Party’s Liability; Reimbursement of Expenses and Indemnification.  (a)  Pledgor agrees that Secured Party shall have no obligation to take, or refrain from taking, any action with respect to the Collateral or Pledgor’s rights and interests therein except with respect to the preservation and return of the Collateral in its possession as and to the extent provided, respectively, in Sections 10.4 and 10.13 hereof.  Pledgor further agrees that neither Secured Party nor any of its representatives shall have any liability to Pledgor, or to any person claiming rights against Secured Party by, through or under Pledgor, in any way arising out of or in connection with Secured Party’s or any such representative’s administration of this Agreement or its exercise of any of its rights, power and remedies hereunder except for (i) Secured Party’s or any such representative’s failure to take as and when required any of the actions referenced in the first sentence of this Section 10.16(a) or to account to Pledgor for those amounts of money and other property — and only for those amounts — which it actually receives in connection with such administration or exercise and which it is required to pay over to Pledgor or apply to the Secured Obligations under any other provision hereof, (ii) its failure to exercise reasonable care as and to the extent required in Section 10.4 hereof or (iii) its negligence or willful misconduct.

(b)  Pledgor shall pay or reimburse Secured Party on demand for all costs and expenses (including without limitation, reasonable fees and disbursements of Day, Berry & Howard LLP or any other external legal counsel for Secured Party, costs allocated by Secured Party’s internal legal department, accounting, consulting, brokerage or other similar professional fees and expenses) paid or incurred by Secured Party in connection with (i) the administration and any amendment of this Agreement, (ii) the custody or preservation of the Collateral and any authorized collection from, disposition of or other realization on any item(s) thereof, and (iii) the exercise and enforcement of any of Secured Party’s rights, powers and remedies hereunder, including without limitation its right to perform Pledgor’s covenants and agreements hereunder to the extent Pledgor fails to do so.  Pledgor further agrees to indemnify, defend and hold harmless Secured Party, its Representatives, successors and assigns from and against any and all liabilities, claims, actions, losses, damages, taxes, penalties, fines, costs and expenses (including reasonable attorneys’ fees and legal expenses) which in any way arise out of or in connection with any of the actions or matters with respect to which Pledgor has a payment or reimbursement obligation under this Section;  provided, however, that Pledgor shall have no obligation to indemnify Secured Party or any such representative, successor or assign against any liabilities, claims, etc. resulting from such party’s negligence or willful misconduct or its failure to exercise reasonable care as and to the extent required in Section 10.4 hereof.  Until any reimbursement of costs or expenses or any indemnity payment required under this Section is received by Secured Party in cash or immediately available funds, such amount shall constitute part of the Secured Obligations secured by the Collateral.

10.17       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed and delivered shall be deemed as original and all of which when taken together shall constitute but one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first stated above.

PLEDGOR:

AUTHORISZOR INC.

By:
Name:
Its:

Address:

Authoriszor Inc.
c/o WRDCLogsys, First Floor
Ebor Court, Westgate, Leeds
LS1 4ND United Kingdom

SECURED PARTY:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Its:

Address:

Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
One Financial Plaza, Suite 1700
Hartford, Connecticut 06103

ISSUER ACKNOWLEDGMENT AND CONSENT

The undersigned issuer referred to in the foregoing Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.  The undersigned agrees to, during the term of the Agreement, notify Secured Party promptly in writing of any “Distributions” (as such term is defined in Section 9.1 of the Agreement).

WRDC LOGSYS LIMITED

By:

ANNEX 1

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                                         , Two Million Seven Hundred Sixty-Seven Thousand One Hundred Twelve (2,767,112) shares of WRDCLogsys Ltd. (the “Company”), represented by Certificate No.                (the “Certificate”), standing in the name of the undersigned on the books of the Company.

The undersigned does hereby irrevocably constitute and appoint                                           , to transfer the Certificate on the books of the Company, with full power of substitution in the premises.

DATED:                  ,          .

Authoriszor Inc.

By:
Name:
Title:

A-1

SCHEDULE 3(g)

LITIGATION

None

A-1

SCHEDULE 3(i)

MATERIAL ASSETS

10,441,592 Ordinary Shares of WRDCLogsys Limited

A-1

SCHEDULE 3(j)

INDEBTEDNESS

Creditor	Amount Owed	No. of Shares Pledged as security
Alec Karys (former employee)	$26,130.06	152,221
Decherts (Lawyers)	$53,479.81	311,546
Massachusetts Mutual Life Insurance Company	$475,000.00	2,767,112
WRDCLogsys Limited	$618,892.24	7,210,713
Totals	$1,173,502.11	10,441,592

A-1

Exhibit B to Letter Agreement

FINANCIAL STATEMENTS OF AUTHORISZOR INC.

A-1

Exhibit C to Letter Agreement

INDEBTEDNESS

Creditor	Amount Owed	No. of Shares Pledged as Security
Alec Karys (former employee)	$26,130.06	152,221
Decherts (Lawyers)	$53,479.81	311,546
WRDCLogsys Limited	$618,892.24	7,210,713

A-1